UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2017 (January 10, 2017)

MBIA INC.

(Exact name of registrant as specified in its charter)

Connecticut	1-9583	06-1185706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Manhattanville Road, Suite 301 Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 914-273-4545

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 ENTRY INTO MATERIAL DEFINITIVE AGREEMENTS.

Item 2.01 COMPLETION OF DISPOSITION OR ACQUISITION OF ASSETS.

Item 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF BALANCE SHEET ARRANGEMENT OF THE REGISTRANT

Sale of MBIA UK and Entry into Financing Facility by MBIA Insurance Corp.

MBIA Inc. (the “Company”) today announced that its wholly-owned subsidiary, MBIA Insurance Corporation (“MBIA Corp.”), has consummated two previously announced transactions (the “Transactions”), which are described below and were previously disclosed in filings on Form 8-K filed on September 29, 2016, and November 28, 2016, respectively (the “Prior 8-Ks’”). The Prior 8-Ks described the material terms of the Transactions. Such descriptions are qualified in their entirety by reference to the descriptions below and by reference to the Exhibits to the Prior 8-Ks and by the exhibits hereto. The Transactions were subject to various regulatory approvals, which were obtained.

In one of the transactions, MBIA Corp.’s wholly owned subsidiary, MBIA UK (Holdings) Limited (“MBIA UK Holdings”), sold its operating subsidiary, MBIA UK Insurance Limited (“MBIA UK”), to Assured Guaranty Corp. (“Assured”), a subsidiary of Assured Guaranty Ltd. In exchange for MBIA UK and a cash payment of $23 million to Assured, MBIA UK Holdings received certain notes owned by Assured that were issued by Zohar II 2005-1 CLO (“Assured Zohar II Notes”), which had an aggregate outstanding principal amount of approximately $347 million as of September 30, 2016.

In the second transaction, MBIA Corp. consummated a financing facility, as described in more detail below, with affiliates of certain holders of 14% Fixed-to-Floating Rate Surplus Notes of MBIA Corp. (collectively, the “Senior Lenders”), and with the Company, pursuant to which the Senior Lenders have provided $328.25 million of senior financing and the Company has provided $38 million of subordinated financing (the Senior Lenders and the Company being referred to herein as, the “Lenders”) to MZ Funding (as defined below), which in turn lent the proceeds of such financing to MBIA Corp. MBIA Corp. will use the net proceeds of the financing, together with approximately $60 million from its own resources, to pay an anticipated claim (the “Zohar II Claim”) on its insurance policy (the “Zohar II Policy”) insuring certain notes (the “Zohar II Notes”) issued by Zohar II 2005-1 Limited and Zohar II 2005-1 Corp. (together, “Zohar II”) on January 20, 2017 (the “Zohar Maturity Date”), which had approximately $770 million of par outstanding at September 30, 2016. Under the Facility (as defined below), MBIA Inc. has agreed to provide an additional $50 million of subordinated financing to MZ Funding, which MZ Funding will lend to MBIA Corp. if needed by MBIA Corp. for liquidity purposes. The Transactions will enable MBIA Corp. to satisfy the Zohar II Claim.

In connection with the financing, a bankruptcy remote special purpose entity called MZ Funding LLC (“MZ Funding”) was organized as a wholly owned subsidiary of the Company to act as the direct borrower from the Senior Lenders and from the Company. Pursuant to the Senior Note Indenture, dated as of January 10, 2017 (the “Senior Note Indenture”), MZ Funding issued its 14% Insured Senior Notes due January 20, 2020, having an initial aggregate principal amount of up to $328.25 million (the “Insured Senior Notes”). The Insured Senior Notes are guaranteed pursuant to a financial guaranty insurance policy issued by MBIA Corp. Pursuant to the Subordinated Note Indenture, dated as of January 10, 2017 (the “Subordinated Note Indenture”), MZ Funding (i) issued its 14% Insured Subordinated Notes due January 20, 2020, having an initial aggregate principal amount of $38 million (the “Initial Insured Subordinated Notes”) and (ii) may from time to time on or after the closing date on January 10, 2017 issue additional 14% Insured Subordinated Notes due January 20, 2020, with an aggregate principal amount of up to $50 million (the “Additional Insured Subordinated Notes” and, together with the Initial Insured Subordinated Notes, the “Insured Subordinated Notes” and, together with the Insured Senior Notes, the “Notes”). The Insured Subordinated Notes are guaranteed pursuant to a financial guaranty insurance policy issued by MBIA Corp. Wilmington Savings Fund Society, FSB (“WSFS”) will act as trustee and collateral agent under the Senior Note Indenture and the Subordinated Note Indenture.

The Senior Lenders and MZ Funding entered into a Senior Note Purchase Agreement, dated as of January 10, 2017 (the “Senior NPA”), pursuant to which the Senior Lenders purchased the Insured Senior Notes with an aggregate principal amount of $328.25 million, and the Company entered into a Subordinated Note Purchase Agreement with MZ Funding, dated as of January 10, 2017 (the “Subordinated NPA”), pursuant to which the Company purchased the Initial Insured Subordinated Notes with an aggregate principal amount of $38 million. In addition, under the Subordinated NPA, the Company committed to purchase up to $50 million of Additional Insured Subordinated Notes, if needed by MBIA Corp. to provide additional liquidity to MBIA Corp. to pay claims or for other purposes as described below and in the Credit Agreement (as defined below). Such commitment is conditioned on no insolvency proceeding having been commenced in respect of MBIA Corp. or MZ Funding.

In connection with the Facility, MZ Funding entered into a Credit Agreement with MBIA Corp. (the “Credit Agreement”; and the loans thereunder, the “MBIA Loans”) pursuant to which it immediately lent the proceeds of the Notes to MBIA Corp. The Notes and the MBIA Loans are referred to herein as the “Facility.” MBIA Corp. will use the net proceeds of the loans made under the Credit Agreement on the closing date of the Facility, together with approximately $60 million from its own resources (the “MBIA Corp. Payment”), to pay the Zohar II Claim on the Zohar Maturity Date as described above.

MBIA Corp. is required to promptly submit a written request to MZ Funding to make an additional loan (“Additional Loans”), and MZ Funding is required to issue to the Company (and the Company is obligated to purchase) Additional Insured Subordinated Notes, in the aggregate amount of up to $50 million minus the outstanding principal amount of any outstanding Additional Loans (the “Undrawn Amount”) (i) immediately upon the earlier of: (x) such time as MBIA Corp. consents to the filing of a petition for an Insolvency Proceeding, or (y) such time as the Superintendent informs MBIA Corp. that a filing of a petition for an Insolvency Proceeding in respect of MBIA Corp. is imminent, (ii) if the Senior Insured Notes have not been paid in full as of July 10, 2019, (iii) if as of the last day of any fiscal quarter of MBIA Corp. the Statutory Surplus of MBIA Corp. is less than $65,000,000 (iv) the Available Liquidity less the Undrawn Delayed Draw Amount of MBIA Corp. is less than $20,000,000 or (v) MBIA Corp. determines that it requires the Undrawn Amount for liquidity purposes; provided, however, in the event MBIA Corp. submits a request for a Delayed Draw Loan on account of subsection (iv) above, MBIA Corp. shall only be required to draw Delayed Draw Loans in increments of $12,500,000 until such time that subsection (iv) above is no longer applicable.

The Notes and the MBIA Loans will mature on January 20, 2020 and will bear interest at 14% per annum, payable quarterly in arrears. Interest on the Notes will be payable in cash, but may be payable in kind at the option of MBIA Corp. to the extent that recoveries on the Collateral and the Cash Sweep (referred to below) is less than the accrued but unpaid interest on the Notes.

If at the end of any fiscal quarter, MBIA’s “Available Liquidity” (as defined in the Credit Agreement) exceeds $150 million and MBIA Corp.’s “Statutory Surplus” (as defined in the Credit Agreement) exceeds $250 million, MBIA Corp. will make a payment on the MBIA Loans in the amount by which the Available Liquidity exceeds $150 million, except that during the first 18 months after the closing of MBIA Loans, the payment may be limited to the amount of the accrued but unpaid interest with the amount of any recovery in excess of accrued interest placed in an interest bearing account subject to the liens in favor of the Senior Lenders in lieu of the payment of principal on the MBIA Loans. This payment, which is referred to as the “Cash Sweep,” will be subject to approval, or non-disapproval, of the New York State Department of Financial Services (“NYSDFS”). In the event the NYSDFS objects to or otherwise prevents any portion of the payments described above, MBIA Corp. shall, subject to NYSDFS approval to make such payment, pay all approved portions of the Cash Sweep Amount, as provided for herein, and, if such deposit is approved by the NYSDFS, deposit any unapproved portion of the Cash Sweep Amount into the Mandatory Prepayment Account (as defined in the Credit Agreement).

Also, MBIA Corp. will be required to apply any recoveries in respect of the Collateral to the repayment of the MBIA Loans, except that during the first 18 months after closing of the MBIA Loans, MBIA Corp. may elect to place the amount of any recovery in excess of accrued interest in an interest bearing account subject to the liens in favor of the Senior Lenders in lieu of the payment of principal on the MBIA Loans. Any repayment of principal on the MBIA Loans during the first 18 months will be subject to a declining make-whole payment as set forth in the Credit Agreement, calculated as a percentage of the principal amount being repaid.

The Facility is secured by a first priority security interest in all of MBIA Corp.’s right, title and interest in the Zohar I Collateral and the Zohar II Collateral, as such terms are defined in the Security Agreement attached as Exhibit 99.6 hereto, (collectively, including any proceeds thereof, the “Collateral”). In addition, the Insured Senior Notes are secured by a pledge of the Company’s interest in MZ Funding pursuant to the Pledge Agreement attached as Exhibit 99.9 hereto. Any payments on or recoveries made on the Zohar II Collateral will be allocated on a pro-rata basis to repayment of the Facility and the MBIA Corp. Payment.

The Insured Senior Notes are secured by a first lien on the Collateral, and the Insured Subordinated Notes are secured by a second lien on the Collateral. The Company, MZ Funding and the trustees under the Senior Note Indenture and the Subordinated Note Indenture have entered into an Intercreditor Agreement, attached as Exhibit 99.10 hereto (the “Intercreditor Agreement”), pursuant to which any amounts due the Company in respect of the Insured Subordinated Notes or from the MBIA Corp. Policies insuring the Insured Subordinated Notes are subordinated to payment in full of the Insured Senior Notes until the amounts owed to the Senior Lenders in respect of the Insured Senior Notes have been paid in full. Therefore, at any time that the MBIA Loans are repaid, MZ Funding is required to apply the repayment first to the payment of interest and principal on the Insured Senior Notes and, after the Insured Senior Notes are paid in full, to the payment of the Insured Subordinated Notes, subject to certain reimbursements payable to MBIA Corp. The Company’s ability to collect the principal and interest on the Insured Subordinated Notes will be based primarily on the amount recovered by MBIA Corp. with respect to the Collateral, after payment in full of the Insured Senior Notes and other related payment obligations that are senior to the Insured Subordinated Notes pursuant to the Intercreditor Agreement. Based on the estimated value of the Collateral in relation to the amount of the Senior Insured Notes and the Subordinated Insured Notes, the Company expects that the recoveries from the Collateral will be sufficient to enable the payment in full of the Subordinated Insured Notes. There is uncertainty, however, with respect to the realizable value of the Collateral and there can be no assurance that recoveries on the Collateral will be sufficient to pay the Subordinated Insured Notes in full or that, in the event that recoveries on the collateral are not sufficient to pay the subordinated Insured Notes in full, that MBIA Corp. will be able to pay any shortfall necessary to pay the Subordinated Insured Notes in full under the policy insuring the Subordinated Insured Notes.

Pursuant to the Credit Agreement MBIA Corp. will be making publicly available the following information:

(i) all cash received by MBIA Corp. or its affiliates as proceeds (i) of the Zohar I Collateral (as defined in the Credit Agreement) or the Zohar II Collateral (as defined in the Credit Agreement) during the preceding calendar quarter;

(ii) all assets obtained by MBIA Corp. or its affiliates from Zohar II, Zohar CDO 2003-1, Limited, Zohar CDO 2003-1, Corp. and Zohar CDO 2003-1, LLC during the preceding calendar quarter;

(iii) the outstanding principal amount of the Senior Insured Notes as of the end of the preceding calendar quarter;

(iv) the outstanding principal amount of the Subordinated Insured Notes as of the end of the preceding calendar quarter;

(v) the interest paid in cash on the Senior Insured Notes during the preceding calendar quarter;

(vi) the interest paid in cash on the Subordinated Insured Notes during the preceding calendar quarter;

(vii) the amount by which the outstanding principal of the Notes have increased in connection with MZ Funding’s election to pay in kind interest due and owing on an interest payment date as of the end of the preceding calendar quarter; and

(viii) contained in the quarterly Interest and Principal Payment Certification for each Interest Payment Date.

The information described in clause (i) above will be disclosed on a monthly and quarterly basis, for the previous calendar month or quarter, as the case may be, and the information described in clauses (ii) through (viii) above will be disclosed on a quarterly basis for the previous calendar quarter. Such information will be made publicly available by posting such information on the MBIA Inc. web site or in MBIA Inc.’s periodic SEC reports.

The Facility contains customary and other representations and warranties and affirmative, negative and financial covenants and events of default as set forth in the Credit Agreement.

Notwithstanding the transactions entered into today, MBIA Corp. believes that if the NYSDFS concludes at any time that MBIA Corp. will not be able to pay its policyholder claims, the NYSDFS would likely put MBIA Corp. into a rehabilitation or liquidation proceeding under Article 74 of the New York Insurance Law and/or take such other actions as the NYSDFS may deem necessary to protect the interests of MBIA Corp.’s policyholders. The determination to commence such a proceeding or take other such actions is within the exclusive control of the NYSDFS. The NYSDFS enjoys broad discretion in this regard, and no assurance is given as to what action, if any, the NYSDFS may take.

Given the separation of the Company and MBIA Corp. as distinct legal entities, the absence of any material intercompany lending agreements or cross defaults between the entities, and the lack of reliance by the Company on MBIA Corp. for the receipt of dividends, neither of the transactions announced today are expected to have a material impact on the Company’s financial position and results of operations, except to the extent that a material portion of the Subordinated Insured Notes is not paid at maturity.

The description of the Facility described herein is qualified by reference to the Exhibits attached hereto.

A copy of the following documents, in each case dated as of January 10, 2017, is attached hereto as Exhibits 99.1 through 99.10 and is incorporated herein by reference:

(i)	Senior Note Indenture, between MZ Funding, as issuer, and WSFS, as indenture trustee and collateral agent;

(ii)	Form of $328,250,000 14% Senior Secured Notes, due January 20, 2020, issued pursuant to the Senior Note Indenture;

(iii)	Subordinated Note Indenture, between MZ Funding, as issuer, and WSFS, as indenture trustee and collateral agent;

(iv)	Form of up to $88,000,000 14% Subordinated Secured Notes, due January 20, 2020, issued pursuant to the Subordinated Note Indenture;

(v)	Credit Agreement, between MBIA Corp., as borrower, and MZ Funding, as lender;

(vi)	Security Agreement, between MBIA Corp, as grantor, and MZ Funding, as secured party;

(vii)	Security Agreement, between MZ Funding, as grantor, and WSFS, as collateral agent under the Senior Note Indenture;

(viii)	Security Agreement, between MZ Funding, as grantor, and WSFS, as collateral agent under the Subordinated Note Indenture;

(ix)	Pledge Agreement, between the Company, as pledgor, and WSFS, as collateral agent under the Senior Note Indenture; and

(x)	Intercreditor Agreement, among WSFS, in its capacities as trustee under the Senior Note Indenture and the Subordinated Note Indenture, MBIA Corp., as insurer, and MZ Funding.

Item 9.01 Financial Statements and Exhibits.

99.1	Senior Note Indenture, between MZ Funding, as issuer, and WSFS, as indenture trustee and collateral agent;

99.2	Form of $328,250,000 14% Senior Secured Notes, due January 20, 2020, issued pursuant to the Senior Note Indenture;

99.3	Subordinated Note Indenture, between MZ Funding, as issuer, and WSFS, as indenture trustee and collateral agent;

99.4	Form of up to $88,000,000 14% Subordinated Secured Notes, due January 20, 2020, issued pursuant to the Subordinated Note Indenture;

99.5	Credit Agreement, between MBIA Corp., as borrower, and MZ Funding, as lender;

99.6	Security Agreement, between MBIA Corp, as grantor, and MZ Funding, as secured party;

99.7	Security Agreement, between MZ Funding, as grantor, and WSFS, as collateral agent under the Senior Note Indenture;

99.8	Security Agreement, between MZ Funding, as grantor, and WSFS, as collateral agent under the Subordinated Note Indenture;

99.9	Pledge Agreement, between the Company, as pledgor, and WSFS, as collateral agent under the Senior Note Indenture; and

99.10	Intercreditor Agreement, among WSFS, in its capacities as trustee under the Senior Note Indenture and the Subordinated Note Indenture, MBIA Corp., as insurer, and MZ Funding.

Forward-Looking Statements

The information contained in this Current Report should be read in conjunction with our filings made with the Securities and Exchange Commission. This report includes statements that are not historical or current facts and are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “believe,” “anticipate,” “project,” “plan,” “expect,” “intend,” “will likely result,” “looking forward” or “will continue,” and similar expressions identify forward-looking statements. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected, including, among other risks and uncertainties, the possibility that the Company will experience increased credit losses or impairments on public finance obligations we insure issued by state, local and territorial governments and finance authorities that are experiencing unprecedented fiscal stress, the possibility that MBIA Insurance Corporation will have inadequate liquidity to pay expected claims as a result of increased losses on certain structured finance transactions, in particular residential mortgage-backed securities transactions that include a substantial number of ineligible mortgage loans, or a delay or failure in collecting expected recoveries, the possibility that loss reserve estimates are not adequate to cover potential claims, a disruption in the cash flow from our subsidiaries or an inability to access capital and our exposure to significant fluctuations in liquidity and asset values within the global credit markets as a result of collateral posting requirements, our ability to fully implement our strategic plan, including our ability to maintain high stable ratings for National Public Finance Guarantee Corporation and generate investor demand for our financial guarantees, deterioration in the economic environment and financial markets in the United States or abroad, and adverse developments in European sovereign credit performance, real estate market performance, credit spreads, interest rates and foreign currency levels, the effects of governmental regulation, including insurance laws, securities laws, tax laws, legal precedents and accounting rules; and uncertainties that have not been identified at this time. These and other factors that could affect financial performance or could cause actual results to differ materially from estimates contained in or underlying the Company’s forward-looking statements are discussed under the “Risk Factors” section in MBIA Inc.’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, which may be updated or amended in the Company’s subsequent filings with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only to their respective dates. The Company undertakes no obligation to publicly correct or update any forward-looking statement if it later becomes aware that such result is not likely to be achieved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBIA INC.

By:	/s/ Ram D. Wertheim
Ram D. Wertheim
Chief Legal Officer

Date: January 10, 2017

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

Dated January 10, 2017

99.1	Senior Note Indenture, between MZ Funding, as issuer, and WSFS, as indenture trustee and collateral agent;

99.2	Form of $328,250,000 14% Senior Secured Notes, due January 20, 2020, issued pursuant to the Senior Note Indenture;

99.3	Subordinated Note Indenture, between MZ Funding, as issuer, and WSFS, as indenture trustee and collateral agent;

99.4	Form of up to $88,000,000 14% Subordinated Secured Notes, due January 20, 2020, issued pursuant to the Subordinated Note Indenture;

99.5	Credit Agreement, between MBIA Corp., as borrower, and MZ Funding, as lender;

99.6	Security Agreement, between MBIA Corp, as grantor, and MZ Funding, as secured party;

99.7	Security Agreement, between MZ Funding, as grantor, and WSFS, as collateral agent under the Senior Note Indenture;

99.8	Security Agreement, between MZ Funding, as grantor, and WSFS, as collateral agent under the Subordinated Note Indenture;

99.9	Pledge Agreement, between the Company, as pledgor, and WSFS, as collateral agent under the Senior Note Indenture; and

99.10	Intercreditor Agreement, among WSFS, in its capacities as trustee under the Senior Note Indenture and the Subordinated Note Indenture, MBIA Corp., as insurer, and MZ Funding.